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                                                                  EXHIBIT 10.123

                                  AGREEMENT

     This Agreement ("Agreement") is made and entered into as of the 1st day of October, 1997, by and between Exstar Financial Corporation, a Delaware corporation ("Exstar"), and Frontier Insurance Group, Inc., a Delaware corporation ("Frontier").


                               R E C I T A L S

     WHEREAS, Alpine Insurance Company, an Illinois insurance company ("Alpine"), is a wholly owned indirect subsidiary of Exstar, and United Capitol Insurance Company, a Wisconsin insurance company ("UCIC"), Frontier Pacific Insurance Company, a California insurance company ("FPIC") and Frontier Insurance Company, a New York insurance Company ("FIC"), are wholly owned direct or indirect subsidiaries of Frontier (UCIC, FPIC and FIC being sometimes referred to herein collectively as "Frontier Subsidiaries" or each individually as a "Frontier Subsidiary"); and

     WHEREAS, Alpine and UCIC are parties to a casualty quota share reinsurance arrangement ("UCIC Quota Share Arrangement"), under which UCIC cedes to Alpine, and Alpine assumes, a 30% quota share of the insurance business produced for UCIC by Transre Insurance Services ("Transre") and Exstar E&S Insurance Services ("E&S"), two entities which are affiliated with, but are not subsidiaries of, Exstar; and

     WHEREAS, Alpine and FPIC have entered into a reinsurance arrangement (subject to the receipt of regulatory approvals) effective April 1, 1997 ("FPIC Quota Share Arrangement" and, together with the UCIC Quota Share Arrangement, the "Quota Share Arrangements"), under which FPIC cedes to Alpine, and Alpine assumes, a 50% quota share of the insurance business produced for FPIC by Transre and E&S in the State of Texas and a 30% quota share of the insurance business produced for FPIC by Transre and E&S in all other states: and

     WHEREAS, Exstar and Frontier wish to cause the Quota Share Arrangements to be amended, to increase the percentage of the business to be assumed by Alpine, and to set forth other terms and conditions of the relationships among Frontier and its affiliates, on the one hand, and Exstar and its affiliates, on the other hand.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENT OF QUOTA SHARE ARRANGEMENTS. Exstar hereby agrees to cause Alpine, and Frontier hereby agrees to cause UCIC and FPIC, to amend the Quota Share Arrangements such that the percentage of the business assumed by Alpine and ceded by each of UCIC and FPIC is 50% of the net premium written by UCIC and FPIC on business which is the subject of the Quota Share Arrangements (after other reinsurance agreed to by the parties).



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Such change shall be effective as of October 1, 1997 and shall continue thereafter for the term of the Quota Share Arrangements with respect to all policies subject to the Quota Share Arrangements which are issued or renewed on or after October 1, 1997. The parties further agree to cause their respective subsidiaries to amend the Quota Share Arrangements such that:

     a.   The Quota Share Arrangements include insurance policies
          (issued on or after October 1, 1997) which are produced for any Frontier Subsidiary by Trinity E&S Insurance Services, Inc., a California corporation ("Trinity");

     b. The term of each Quota Share Arrangement extends through and including December 31, 1999, and automatically renews for successive one year periods thereafter, unless one party notifies the other in writing, at least one hundred twenty (120) days prior to December 31, 1999 or any subsequent December 31 of the term of the Quota Share Arrangement, of its intent not to renew the Quota Share Arrangement; and

     c. Notwithstanding the provisions of subparagraph b. above, a Quota Share Arrangement may be terminated at any time upon mutual consent of the parties thereto or by one party upon thirty (30) days' prior written notice to the other party thereto, as follows:

          (i) by the Frontier Subsidiary which is a party to the Quota Share Arrangement, in the event that any person or entity other than Peter O'Shaughnessy (or an entity majority owned by Peter O'Shaughnessy) becomes the owner, directly or indirectly, of more than 25% of the issued and outstanding voting stock of Exstar or Alpine (provided, however, that temporary ownership of more than 25% of the stock of Exstar or Alpine by the underwriter of a public or private offering of such stock shall not constitute cause for termination of a Quota Share Arrangement under this subparagraph (i));

          (ii) by the Frontier Subsidiary which is a party to the Quota Share Arrangement, in the event Peter O'Shaughnessy ceases to be actively involved in the management of Exstar or Alpine;

          (iii) by Alpine, in the event Peter Foley ceases to be actively involved in the management of Frontier;

          (iv) by the Frontier Subsidiary which is a party to the Quota Share Arrangement, in the event the policyholders' surplus of Alpine as of the last day of any calendar quarter of the term of the Quota Share Arrangements falls below $10 million, and is not increased to $10 million or more within ninety (90) days thereafter;



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          (v)    by Alpine, in the event the A.M. Best Company rating of the
                 Frontier Subsidiary which is a party to the Quota Share Arrangement falls below A- and is not raised to A- or higher within ninety (90) days; or

          (vi) by either party, in the event of the commencement of any proceeding in bankruptcy, receivership, dissolution, liquidation or rehabilitation by or against the other party or the other party's direct or indirect corporate parent, and, if such proceeding is involuntarily commenced, such proceeding is not dismissed within sixty (60) days.

     2. CHANGE IN UNDERWRITING AND CLAIMS MANAGEMENT ARRANGEMENTS. Frontier and Exstar will take any and all actions necessary to cause their respective subsidiaries and affiliates to do the following:

     a. Effective as of October 1, 1997, a Limited Agency Agreement substantially in the form attached hereto as Exhibit A will be entered into between UCIC and WESTCAP Insurance Services, Inc. ("Westcap"), a California corporation which became wholly owned by Exstar effective as of October 1, 1997, under which Westcap will agree to produce business for UCIC of the type previously produced for UCIC by Transre and E&S and will provide services to UCIC with respect to the business previously produced for UCIC by Transre and E&S;

     b. Effective as of October 1, 1997, a Limited Agency Agreement substantially in the form attached hereto as Exhibit A will be entered into between FPIC and Westcap, under which Westcap will agree to produce business for FPIC of the type previously produced for FPIC by Transre and E&S and will provide services to FPIC with respect to the business previously produced for FPIC by Transre and E&S;

     c. The Limited Agency Agreement dated October 9, 1996 by and among Olympic Underwriting Managers, Inc., Transre and E&S, and the Limited Agency Agreement effective as of June 24, 1996 by and among FPIC, Transre and E&S, will be terminated effective as of September 30, 1997, all duties thereunder having been transferred to and assumed by Westcap as described in subparagraphs a. and b. above;

     d. Effective as of October 1, 1997, a Limited Agency Agreement substantially in the form attached hereto as Exhibit A (but including a commission payable to Trinity of 25% of the gross premium produced by Trinity with respect to each policy with an original premium of less than $15,000, and 22.5% of the gross premium produced by Trinity with respect to each policy with an original premium of $15,000 or more, in lieu of the 27.5% commission referenced in Exhibit A) will be entered into between Trinity and one or more Frontier Subsidiaries, under



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          which Trinity will agree to produce business for such entities and provide services to such entities with respect to the business produced;

     e. The Quota Share Arrangements will be amended such that, from and after October 1, 1997, the business which is the subject of the Quota
          Share Arrangements is that produced by Westcap for UCIC and FPIC under the Limited Agency Agreements described in subparagraphs
          a. and b. above; and

     f. The Claim Service Agreement between Claims Control Corporation ("CCC"), an Illinois corporation which became a wholly owned subsidiary of Exstar effective as of October 1, 1997, and UCIC dated as of June 15, 1996 will remain in effect between CCC and UCIC, and the Claim Service Agreement between CCC and FPIC dated as of July 1, 1997 will remain in effect between CCC and FPIC.

     3. Issuance of Warrants to Frontier. In consideration of the changes described in Sections 1 and 2 of this Agreement, Exstar will issue a warrant to Frontier to acquire up to a total of 500,000 shares of Exstar common stock, substantially in accordance with the terms and conditions of the form of Warrant attached hereto as Exhibit B. Such warrant will be executed by Exstar and delivered to Frontier concurrently with the execution of this Agreement.

     4. Business Written by Other Frontier Affiliates. In the event that, on or after October 1, 1997, Westcap produces architects and engineers professional liability insurance business or other insurance business agreed to by the parties which is to be written on an "admitted" basis, Frontier will cause FIC or another Frontier affiliate licensed to do business on an "admitted" basis, and Exstar will cause Westcap, to enter into a Limited Agency Agreement substantially in the form of Exhibit A hereto, under which Westcap will place such business with FIC or the other Frontier affiliate. In such event, if requested by Exstar, Frontier and Exstar will also cause FIC (or the other Frontier affiliate) and Alpine to enter into an arrangement similar to the Quota Share Arrangements with respect to the business placed by Westcap with FIC (or the other Frontier affiliate), under which Alpine will assume a 50% quota share percentage of the business written. In addition, at the request of Exstar, Frontier and Exstar will cause FIC (or the other Frontier affiliate) and CCC to enter into a Claim Service Agreement substantially in the form in effect between CCC and UCIC, under which CCC will perform claim management services with respect to the business produced by Westcap for FIC (or the other Frontier affiliate).

     5. Direct Writing by Alpine. In the event that Alpine writes direct insurance business at any time during which a Quota Share Arrangement is in effect, if requested by Frontier, Exstar and Frontier will cause Alpine and an insurer affiliated with Frontier to enter into a quota share reinsurance treaty substantially similar to the Quota Share Arrangements ("Alpine Quota Share Arrangement") under which Alpine cedes to such Frontier affiliate a quota share percentage of the direct business written by Alpine which is identical to the percentage then being assumed by Alpine under the Quota Share Arrangements.
The term of the Alpine Quota Share Arrangement will be the same as that of the Quota Share Arrangements (i.e., the



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period from April 1, 1997 through the date of termination of a Quota Share
Arrangement), subject to events of earlier termination as reasonably agreed by the parties.

     6. Right of First Refusal. In the event of any proposed issuance, sale or transfer of shares of voting stock of Exstar, Alpine, or Alpine Holdings, Inc., an Illinois corporation ("Holdings"), by Peter O'Shaughnessy, Exstar, Alpine or Holdings (each, a "Seller"), or any proposed merger of Exstar, Alpine or Holdings, which, to the knowledge of such Seller or merging party, will result in a single person or entity or group of affiliated persons or entities (other than Peter O'Shaughnessy (or an entity majority owned by him) or Frontier (or an entity majority owned by it)) owning more than 20% of the issued and outstanding voting stock of Exstar, Alpine or Holdings (any such sale, transfer, issuance of shares or merger being hereinafter referred to as a "Transaction"), Exstar shall provide at least thirty (30) days' prior written notice of such proposed Transaction (and the terms and conditions thereof) to Frontier. If, within the thirty (30) day period following the delivery of such notice to Frontier, Frontier agrees, in writing, to consummate the Transaction with Peter O'Shaughnessy, Exstar, Holdings or Alpine, as the case may be, in lieu of the proposed purchaser, on the same terms and conditions as the proposed purchaser (except as otherwise provided below), Peter O'Shaughnessy, Exstar, Holdings or Alpine, as the case may be, will consummate the Transaction with Frontier. The closing of such a Transaction with Frontier shall occur on the later of (i) fifteen (15) days following receipt of Frontier's agreement to consummate the Transaction, or (ii) five (5) days following the receipt of any and all necessary regulatory approvals relating to the Transaction.

     7. Regulatory Approvals. In the event that any of the actions contemplated by this Agreement require the approval of insurance regulatory officials, the parties hereto will, and will cause their subsidiaries to, act in good faith in an effort to obtain all such required approvals. None of the actions described in this Agreement are required to be taken unless or until any and all such regulatory approvals are obtained. When all regulatory approvals are obtained, the effective date of the changes or actions described herein shall be October 1, 1997 or such other date as is expressly stated herein.

     8. Funds Withheld Arrangement. Pursuant to the Quota Share Arrangements, funds that would otherwise be paid to Alpine by a Frontier Subsidiary as reinsurance premium are withheld by the Frontier Subsidiary to allow the Frontier Subsidiary to take statutory financial statement "credit" for reinsurance with Alpine. Frontier and Exstar agree to work together, in good faith, in an effort to devise and implement an alternative arrangement, mutually acceptable to the parties hereto, whereby funds payable to Alpine will not be withheld.

     9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

     10. Notices. Any notice provided hereunder shall be in writing and shall be deemed sufficiently given on the date of service, if served personally, or on the third business day after mailing if mailed by certified or registered mail, postage prepaid, or sent by some other means at least as fast and reliable as certified or registered mail, or on the first business day after




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placement with a reputable overnight delivery service, addressed as follows (or to such other address as any party may give the other in the manner herein provided for the giving of notice):

               If to Frontier:

               Frontier Insurance Group, Inc.
               195 Lake Louise Marie Road
               Rock Hill, New York 12775-8000
               Attention:  Peter Foley, Executive Vice President

               If to Exstar:

               Exstar Financial Corporation
               2029 Village Lane
               P.O. Box 678
               Solvang, CA 93463
               Attention:  Steven Shinn, President

     11. Counterparts. The Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

     12. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision had been revised to the minimum extent necessary to render it enforceable under applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


Frontier Insurance Group, Inc.         Exstar Financial Corporation

By:                                    By:
   ------------------------------         ----------------------------

Its:                                   Its:
    -----------------------------          ---------------------------




                                       -------------------------------
                                       Peter J. O'Shaughnessy, only with
                                       respect to the provisions of Section 6
                                       hereof applicable to the proposed sale
                                       of Exstar stock by him





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